PROMISSORY NOTE

$25,967.00

Executed at Las Vegas, Nevada
March 27, 2012

ASI CAPITAL CORPORATION, a Nevada corporation with a mailing address of P.O. Box 5856, Saginaw, Michigan 48603 and legal address of 3555 Pierce Rd., Saginaw, MI 48604 (*"Maker"*) for value received hereby promises to pay to **BELTWAY ONE DEVELOPMENT GROUP LLC**, a Nevada limited liability company with an address c/o Nigro Development LLC, 9115 West Russell Road, Suite 210, Las Vegas, Nevada 89148 (the *"Holder"*), the sum of **TWENTY FIVE THOUSAND NINE HUNDRED SIXTY SEVEN DOLLARS AND NO/100 CENTS ($25,967.00)** or such lesser amount (the *"Note"*) as shall at the Maturity Date (as hereinafter defined) equal the outstanding principal amount hereof on the terms and conditions set forth hereinafter.

The following is a statement of the rights of the Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, agrees:

1. <u>**Principal and Interest**</u>. All payments of principal under this Note shall be payable by check or other immediately available funds only payable in United States currency and shall be due and payable as follows: (i) 11 equal payments of $2,164 with the first payment due and owing upon the execution of this Note with (10) additional payments due and owing on the 1st calendar day of each subsequent month beginning in April 2012; and (ii) a final payment of $2,163 payable on or before February 1, 2013. No interest shall accrue upon all outstanding sums evidenced hereby. If a principal payment due and owing pursuant to this Note is not paid within five (5) days after a scheduled payment date, interest shall accrue on such principal payment amount commencing from such particular payment date until such specific principal payment is paid in full at the rate of twelve percent (12%) per annum with payment of such interest to be due and payable upon demand from a written notice from Holder to Maker.

2. <u>**Event of Default**</u>. An *"Event of Default"* shall mean: the failure by the Maker to make any payment of this Note in the time frame as provided for in Section 1. Upon the occurrence of an Event of Default, the Holder of the Note shall notify Maker in writing of such Default and Maker shall thereafter have five (5) business days to cure said Default. If payment is not received after such notice, the Holder at its option, shall have the right to declare the entire principal of, and all interest accrued under, this Note to be, and this Note shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and Maker will immediately pay to the Holder, or its order, the entire outstanding principal of, and interest on, this Note. All rights and remedies of the Holder hereunder are cumulative and concurrent and the exercise of one remedy shall not be deemed a waiver or release of any other right or remedy. Failure to exercise the default remedies herein or acceptance of partial payments shall not constitute a waiver of the right to exercise any remedies available to the Holder hereunder with respect to any subsequent or uncured Event of Default. The subsequent acceptance of any sum in payment of any indebtedness evidenced hereby or any other payment hereunder by Maker to the Holder shall not be construed to be a waiver or release of any preceding breach by Maker of any provision, covenant or condition of this Note other than the failure of Maker to pay the particular sum so accepted, regardless of the Holder's knowledge of such preceding breach at the time of acceptance of such payment. No payment by Maker or receipt by the Holder of a lesser amount than the amount herein provided shall be deemed to be other than on account of the earliest sums due and payable hereunder, nor shall any endorsement or statement on any

check or any letter accompanying any check or payment be deemed an accord and satisfaction, and the Holder may accept any such check or payment without prejudice to the Holder's right to recover the balance of such sum or pursue any other remedy provided in this Note.

3. **Assignment**. The Maker or the Holder may not assign this Note without the prior written consent of the other party.

4. **Notices**. All notices, requests, consents and other communications hereunder to any party, shall be deemed to be sufficient if in writing and (i) delivered in person, (ii) delivered and received by telex, telecopier, telegram, if a confirmatory mailing in accordance herewith is also made, (iii) duly sent by registered mail return receipt requested and postage prepaid or (iv) duly sent by overnight delivery service, addressed to such party at the address set forth in the Agreement. All such notices and communications shall be deemed to have been received: (i) at the time personally delivered (including delivery by telex, telecopier and telegram), (ii) three days after mailed to the foregoing persons at the addresses set forth above; (iii) the next day when sent by overnight delivery service; provided that rejection or other refusal to accept or inability to deliver because of changed address for which no notice has been received shall also constitute receipt.

5. **Governing Law**. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, excluding that body of law relating to conflict of laws.

6. **Waivers; Prepayment**. The Maker and all endorsers of this Note hereby waive demand, presentment, notice of non-payment, dishonor and protest. This Note may be prepaid at any time, without premium or penalty.

7. **Attorneys' Fees**. In any dispute arising under this Note and/or the Confession of Judgment, the prevailing party shall be entitled to receive its reasonable attorney's fees and costs from the non-prevailing party.

8. **Amendment, Nonassumability**. This Note may not be amended, modified or assumed.

9. **WAIVER OF JURY TRIAL**. **THE MAKER, BY EXECUTION HEREOF, AND THE HOLDER, BY ACCEPTANCE HEREOF, MUTUALLY AND WILLINGLY WAIVE THE RIGHT OF A TRIAL BY JURY OF ANY AND ALL CLAIMS MADE BETWEEN THEM WHETHER NOW EXISTING OR ARISING IN THE FUTURE, INCLUDING WITHOUT LIMITATION ANY AND ALL CLAIMS, DEFENSES, COUNTERCLAIMS, CROSSCLAIMS, THIRD PARTY CLAIMS AND INTERVENOR'S CLAIMS WHETHER ARISING FROM OR RELATED TO THE NEGOTIATION, EXECUTION AND PERFORMANCE OF THE TRANSACTIONS TO WHICH THIS NOTE RELATES.**

[Signature Page to Follow]

IN WITNESS WHEREOF, the Maker has caused this Note to be issued this 27 day of March 2012.

MAKER:

ASI Capital Corporation,
a Nevada corporation

____
Joel C. Robertson, President

The undersigned as the sole shareholder of the Maker hereby agrees to guaranty in full the prompt and punctual payments and other obligations set forth in this Note in the event Maker fails or unable to do so.

ROBERTSON GLOBAL HEALTH SOLUTIONS CORPORATION, a Nevada corporation

____
Joel C. Robertson, President